SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

Commission File Number: 333-165917

On Time Filings, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-0579647 (I.R.S. Employer Identification No.)
260 Newport Center Drive, Suite 100, Newport Beach, CA 92660 (Address of principal executive offices)(Zip Code)
(888) 405-9790 (Registrant’s telephone number, including area code) 1405 Clay Street, Unit B, Newport Beach, CA 92663 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, the board of directors of On Time Filings, Inc., a Nevada corporation (“Registrant”) accepted the resignation of Maybelle Hui as Secretary of the Registrant and appointed Suzanne Fischer, the Registrant's President, Treasurer and sole director, to the office of Secretary.  Ms. Hui’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant. The resignation of Ms. Hui is attached hereto as Exhibit 17.1.

Item 8.01  Other Events

Effective February 22, 2011, the Registrant’s address changed to 260 Newport Center Drive, Suite 100, Newport Beach, California 92660. The Registrant’s new telephone number is (888) 405-9790.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit No.	Description
17.1	Resignation of Maybelle Hui

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

On Time Filings, Inc.

Date: February 23, 2011	By:	/s/ Suzanne Fischer
Suzanne Fischer President